September 30, 1996



Mr. Boy Van Riel
Vice President & Treasurer
Sonesta International Hotels Corporation
John Hancock Tower
200 Clarendon Street
Boston, Massachusetts  02116



Dear Boy:

We are pleased to advise that USTrust has approved the renewal of your $2,000,000 unsecured line of credit at our Base Lending Rate. Unless renewed the line will expire on September 30, 1997. The line continues to be guaranteed by the company's principal domestic subsidiaries (as described in Exhibit A). This line will be governed by the terms and conditions of the commitment letter dated September 28, 1995 and the Commercial Promissory Note dated September 30, 1995, except as amended as follows:


1. The maturity date of the Commercial Promissory Note dated September 30, 1995 is hereby extended from September 30, 1996 to September 30, 1997.


2. The permitted indebtedness and guaranties as described in Exhibit B shall be replaced with Exhibit B - 1996.


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Sonesta International Hotels Corporation
Page 2


Again we are pleased to make this accommodation to you, and are pleased to continue to have Sonesta as one of our customers. If you are in agreement with these terms and conditions, please indicate your acceptance by signing on the line designated below and returning an executed copy to my attention. Thank you.


Sincerely,



/s/ Charles J. Clark
-----------------------
Charles J. Clark
Senior Vice President



ACCEPTED
Sonesta International Hotels Corporation



By:   /s/ Boy Van Riel
      -----------------------
      Boy Van Riel
      Vice President & Treasurer



I hereby acknowledge and affirm guaranty of the above described credit facility, by the principal domestic subsidiaries of Sonesta International Hotels Corporation as described in Exhibit A, in my capacity as authorized signer for said subsidiaries.



By:   /s/ Boy Van Riel
      ---------------------------
      Boy Van Riel, as authorized signer for Sonesta subsidiaries.